Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Aramark:

We consent to the incorporation by reference in the registration statements (Nos. 333-192775 and 333-192776) on Form S-8 and (Nos. 333-202133 and 333-219920) on Form S-3 of Aramark of our reports dated November 22, 2017, with respect to the consolidated balance sheets of Aramark and subsidiaries as of September 29, 2017 and September 30, 2016, and the related consolidated statements of income, comprehensive income, cash flows, and stockholders’ equity for each of the fiscal years ended September 29, 2017, September 30, 2016 and October 2, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of September 29, 2017, which reports appear in the September 29, 2017 annual report on Form 10-K of Aramark and subsidiaries. Our report refers to a change to the accounting for share-based payment transactions.

/s/ KPMG LLP

Philadelphia, Pennsylvania
November 22, 2017